Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (1993 Stock Incentive Plan) of our report dated October 26, 2001 (except for Footnote 9, for which the date is December 21, 2001), relating to the financial statements and financial statement schedule of MapInfo Corporation, which appears in MapInfo Corporation's Annual Report on Form 10-K for the year ended September 30, 2001.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Albany, New York

February 12, 2002